                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-14988, 33-59948 and 33-86626) pertaining to the Incentive Stock Option Plan, Non-employee Directors' Stock Option Plan and the Employee Retirement Plan of Builders Transport, Incorporated and subsidiaries and in the related Prospectuses of our report dated March 13, 1998, with respect to the consolidated financial statements and schedule of Builders Transport, Incorporated and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                        ERNST & YOUNG LLP


CHARLOTTE, NORTH CAROLINA
MARCH 30, 1998